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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 2000-B
                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126              fka,  Bankers Trust Company
Chicago, IL 60670                           280 Park Avenue 9th Floor
Attn: Corporate Trust Administration        New York, NY 10017
Phone: (312) 407-0192                       Attn: Corporate Trust & Agency Group
Fax:   (312) 407-1708                       Structured Finance
                                            Phone: (212) 454-4298
                                            Fax:   (212) 454-2331

Key Bank USA, National Association          MBIA Insurance Corporation.
800 Superior Ave, 4th Floor                 One State Street Plaza
Cleveland, OH 44114                         Armonk, NY 10504
ATTN: Senior Vice President                 ATTN: Data Administration
Key Education Resources                     Phone: (914) 765-3772
Phone: (216) 828-9342                       Fax:   (914) 765-3810
Fax:   (216) 828-9417

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from January 1, 2002, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.



                                    Great Lakes Educational Loan Services, Inc.,
                                    Subservicer

Date: March 26, 2003                By:    /S/ MICHAEL J. NOACK
                                       ------------------------------
                                    Name:  Michael J. Noack
                                    Title: Chief Servicing Officer